SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2015
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our,” “GFN” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation, and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (“RWH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”); Pac-Van, Inc., an Indiana corporation , and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as “Container King” (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”).

TABLE OF CONTENTS
		Page

Item 1.01	Entry into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1
Amendment No. 3 dated May 29, 2015 to Amended and Restated Credit Agreement among Pac-Van, Lone Star, GFNRC, Wells Fargo Bank, National Association, HSBC Bank USA, NA, The PrivateBank and Trust Company and OneWest Bank N.A.

i

Item 1.01    Entry into a Material Definitive Agreement

On May 29, 2015, Pac-Van, Lone Star, GFNRC, Wells Fargo Bank, National Association, HSBC Bank USA, NA, The PrivateBank and Trust Company and OneWest Bank N.A. entered into Amendment No. 3 (the “Third Amendment”) to that certain amended and restated credit agreement dated April 7, 2014, as amended to date (the "Credit Agreement"), which, among other things, revises the covenant relating to “change of control” so that any of the following events would constitute a "change of control": (i) the failure of GFN to own 100% of the stock of GFNNA, (ii) the failure of GFNNA to own 100% of the stock or membership interests of GFNRC, Lone Star or Pac-Van, (iii) the failure of GFNRC, Lone Star or Pac-Van to own directly or indirectly 100% of each borrower or guarantor, (iv) the occurrence of any "change of control" under any indenture or other agreement relating to indebtedness of GFN or its subsidiaries in the aggregate principal amount of $3 million or more or under any instrument governing any preferred stock of GFN or its subsidiaries with a liquidiation or redemption value of $3 million or more, (v) the acquisition by a new stockholder or new stockholders acting as a group, of 30% or more of the Company’s common stock or (vi) the election of a majority of new members of the board of directors within a 12-month period, the acquisition by one or more persons (other than the existing board of directors and officers of GFN and stockholders known to GFN to hold 5% or more of GFN's common stock) by contract or otherwise, of the power to exercise, directly or indirectly, a controlling influence, over the management or policies of GFN or control over the equity interests of such person entitled to vote for the GFN board of directors representing 30% or more of the voting power of such equity interest.  The occurrence of a “change of control” would trigger an obligation repay all amounts borrowed under the Credit Agreement unless consented to or waived pursuant to the Credit Agreement.

The Third Amendment also allows amounts borrowed under the Credit Agreement to be used to, among other things, pay GFN a management fee of $2 million to $4 million per fiscal year, subject to certain conditions, and to repay all amounts borrowed under that certain facility agreement with Credit Suisse AG, Singapore Branch dated March 31, 2014 in the original principal amount of $25 million (“Credit Suisse Term Loan”)  subject to subject to (i) no default or event of default, as defined in the Credit Agreement, existing or resulting from such use of funds, (ii) solvency, as defined in the Credit Agreement, of all borrowers, (iii) (1) excess availability, as defined in the Credit Agreement, being equal to or greater than $22 million or (2) excess availability, as defined in the Credit Agreement, being equal to or greater than $17.5 million and trailing 12-month EBITDA equaling or exceeding $40 million and (iv) the fixed charge coverage ratio, as defined in the Credit Agreement, measured on a trailing 12-month basis being greater than 1.25 to 1.00.

The foregoing description of the Third Amendment is qualified in its entirety by the Third Amendment, which is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1
Amendment No. 3 dated May 29, 2015 to Amended and Restated Credit Agreement among Pac-Van, Lone Star, GFNRC, Wells Fargo Bank, National Association, HSBC Bank USA, NA, The PrivateBank and Trust Company and OneWest Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: June 1, 2015	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1
Amendment No. 3 dated May 29, 2015 to Amended and Restated Credit Agreement among Pac-Van, Lone Star, GFNRC, Wells Fargo Bank, National Association, HSBC Bank USA, NA, The PrivateBank and Trust Company and OneWest Bank N.A.

3